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                                                                EXHIBIT 10(ac)


                                                November 7, 1997

Park Management Corp.
Marine World Parkway
Vallejo, CA  94589
Attn:  Kieran E. Burke, Chairman

Dear Sirs:

      The undersigned, Marine World Joint Powers Authority (the "Authority") and Park Management Corp., are parties to the 1997 Management Agreement Relating to Marine World, dated as of February 1, 1997, as amended (the "Management Agreement").

      The parties wish to amend Section 6.3(vi) of the Management Agreement in its entirety to provide as follows:

            "(vi) at the option of the Authority with thirty days prior written notice to the Manager, and effective upon appointment of and assumption of duties by a new manager for Marine World, (a) on the date which is three
      (3) years from November 7, 1997, and (b) following notice to the Authority by Premier Parks Inc. (or its wholly owned subsidiary which is the holder of the option) that it will not exercise an option to lease land adjacent to Marine World as such option is contemplated by the option agreement referred to in clause (i) above; or"

      Except as provided above, the Management Agreement shall remain in full force and effect.

      If the foregoing sets forth our agreement, please sign this letter where indicated below.

                                        Very truly yours,

                                        MARINE WORLD JOINT POWERS AUTHORITY


                                        By:  /s/
                                           ---------------------------------
                                              Executive Director

Agreed and Accepted:

PARK MANAGEMENT CORP.


By: /s/
   -------------------------------